UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
525 Penobscot Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 482-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
In the course of the preparation of our 2005 year-end financial statements, our accounting with respect to two of our lease agreements was reassessed. In May 2005, we had entered into two lease agreements for our new manufacturing facility and corporate headquarters. Contemporaneously, we had also entered into two construction agreements to provide for the build-out of the two-building campus. We initially had recognized the lease expense on a straight-line basis over the term of the lease, taking into account the rent holidays, the scheduled rent increases and the tenant improvement allowances. Following this reassessment, it was determined that we had not properly applied the provisions of EITF No. 97-10, “The Effect of Lessee Involvement in Asset Construction,” in accounting for these lease agreements. On March 30, 2006, following extensive analysis under Staff Accounting Bulletin No 99, Materiality, of the impact of the application of the EITF provisions on our historical financial statements, management concluded, subject to the concurrence of our Audit Committee, that proper application of the provisions of EITF No. 97-10 to our lease transactions required that we restate our previously issued financial statements for the second and third quarters of 2005.
On March 31, 2006, our Audit Committee met with management and PricewaterhouseCoopers LLP, our registered independent accounting firm, to discuss the proposed restatement and other matters discussed in this report. Following discussion, the Audit Committee concurred with management’s conclusion to restate our financial statements for the second and third quarters of 2005. As a result, management, with the concurrence of the Audit Committee, determined that, because of the need to apply EITF-97-10 to our new lease agreements, our previously issued financial statements and related financial information contained in our Quarterly Reports on Form 10-Q for quarters ended June 30, 2005 and September 30, of 2005 should no longer be relied upon.
In addition, management concluded that, in light of the restatement, we had not maintained effective controls over the selection, application and monitoring of our accounting policies for leases, which, management concluded, represented a material weakness in our internal control over financial reporting. As a result of this material weakness, management concluded that our internal control over financial reporting and our disclosure controls and procedures were not effective as of December 31, 2005.
Our previously issued unaudited condensed balance sheets and unaudited condensed statements of operations for the second and third quarters of 2005 will be restated to apply EITF-97-10 to the lease agreements as described above. The aggregate effect of the restatement is to decrease previously reported net loss for the quarters ended June 30, 2005 and September 30, 2005 by $0.7 million and $1.4 million, respectively, and to decrease previously reported basic and diluted net loss per share for the quarters ended June 30, 2005 and September 30, 2005, by $0.02 and $0.05, respectively. The impact on the balance sheets is to increase construction-in-progress and lease financing liability and to decrease deferred rent. The restatement does not impact cash flows as previously reported. Our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 31, 2006, contains, in Note 12 of the Notes to the Financial Statements, restated financial data for the quarters ended June 30, 2005 and September 30, 2005.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: April 3, 2006	By:	/s/ Laura Randall Woodhead
Laura Randall Woodhead
Vice President